Exhibit 10.1

THIS REVOLVING PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

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$550,000.00 June 7, 2013

Woodland Hills, California

REVOLVING PROMISSORY NOTE

In consideration of such advances (hereinafter “Advance” or “Advances”) as W-NET FUND I, L.P., a Delaware limited partnership, or its assigns (collectively, “Holder”), from time to time may make hereon to or for the benefit of GROWLIFE, INC., a Delaware corporation (the “Company”), pursuant to the Revolving Credit Commitment (as defined below), the Company hereby promises to pay to Holder the principal amount of all Advances, together with accrued interest thereon from the date of such Advances, all subject to the terms and conditions set forth below.

1. Revolving Credit Commitment.

1.1 Advances. The Holder agrees to make Advances to the Company from time to time during the Revolving Credit Commitment Period (as defined below), at its sole discretion, in an aggregate principal amount at any one time outstanding which does not exceed Five Hundred Fifty Thousand Dollars ($550,000.00) (the “Revolving Credit Commitment”). During the Revolving Credit Commitment Period, the Company may use the Revolving Credit Commitment by borrowing, prepaying any Advances in whole or in part, and re-borrowing, all in accordance with the terms and conditions hereof.

1.2 Interest. Interest shall accrue from the date of any Advances on any principal amount withdrawn, and on accrued and unpaid interest thereon, at the rate of seven percent (7%) per annum (calculated on the basis of a three hundred sixty-five (365) day year for the actual number of days elapsed), compounded annually.

1.3 Transaction Fee. In exchange for the Holder’s agreement to make the Revolving Credit Commitment available to the Company pursuant to this Revolving Promissory Note (this “Note”), concurrent with the execution and delivery of this Note, and prior to the Holder having the obligation of making the initial Advance, the Company shall pay to the Holder a transaction fee equal to $5,000.

2. Revolving Credit Commitment Period. The revolving credit commitment period (the “Revolving Credit Commitment Period”) shall commence as of the date hereof and shall expire on July 31, 2014 (the “Expiration Date”).

3. Procedure for Revolving Credit Advances.

3.1 Advance Request. The Company may request Advances under the Revolving Credit Commitment during the Revolving Credit Commitment Period on any day of the week, Monday through Friday, 9:00 a.m. through 5:00 p.m., Pacific Time, (hereinafter referred to as any “Business Day” or “Business Days”), provided that the Company shall give Holder irrevocable notice (which notice must be received by Holder prior to 12:00 p.m., Pacific Time) one (1) Business Day prior to the requested Advance date, specifying (a) the amount of the Advance, and (b) the requested Advance date. Each Advance under the Revolving Credit Commitment shall be in an amount equal to $50,000 or a whole multiple of $50,000 in excess thereof. Upon receipt of any such notice from the Company, Holder may (but shall not be required to), at Holder’s sole discretion, make the amount of the Advance available prior to 12:00 p.m., Pacific Time, on the Advance date requested by the Company in funds immediately available to the Company.

3.2 Account Evidencing Indebtedness. Holder shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to Holder resulting from each Advance from time to time, including the amounts of principal and interest payable and paid to the Holder from time to time under this Note.

4. Repayment Procedure.

4.1 General. Repayment on any Advances shall be made in lawful tender of the United States. Any payments on this Note made during the Revolving Credit Commitment Period shall be credited first to any interest due and the remainder to principal.

4.2 Repayment of Principal and Interest. All outstanding and unpaid principal, and all outstanding and accrued unpaid interest, shall become due and payable on and as of the Expiration Date.

4.3 Optional Prepayment. The Company may, at any time and from time to time and without penalty, prepay all or any portion of the accrued and unpaid interest on this Note and any outstanding principle amount of this Note.

5. Transfers.

5.1 General. Holder acknowledges that this Note has not been registered under the Securities Act of 1933, as amended, or any state securities laws, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Note in the absence of (a) an effective registration statement under the Securities Act as to this Note and registration or qualification of this Note under any applicable state securities laws then in effect, or (b) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required.

5.2 Transferability. Subject to the provisions of Section 5.1 hereof, this Note and all rights hereunder are transferable, in whole or in part, upon surrender of the Note with a properly executed assignment, in the form prescribed by the Company, at the principal office of the Company; provided, however, that this Note may not be transferred in whole or in part without the prior written consent of the Company.

5.3 Registered Holder. Until any transfer of this Note is made in the Note register, the Company may treat the registered Holder of this Note as the absolute owner hereof for all purposes; provided, however, that if and when this Note is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

5.4 Note Register. The Company will maintain a register containing the name and address of the registered Holder of this Note. Any registered Holder may change such registered Holder’s address as shown on the Note register by written notice to the Company requesting such change.

5.5 Transferee Agreement. In the discretion of the Company, the Company may condition any transfer of all or any portion of this Note (other than a disposition satisfying the conditions set forth in clause (a) of Section 5.1 above) upon the transferee’s delivery to the Company of a written agreement, in form and substance satisfactory to the Company, whereby the transferee agrees to be bound by the transfer restrictions set forth in this Section 5.

6. Events of Default.

6.1 Events of Default. The occurrence of any or all of the following events shall constitute an event of default (each, an “Event of Default”) by the Company under this Note:

(a) Default by the Company in any payment on this Note after any such payment becomes due and payable; or

(b) Breach by the Company of any material provisions of any agreement between the Company and the Holder; or

(c) The Company shall file a voluntary petition in bankruptcy or any petition or answer seeking for itself any reorganization, readjustment, arrangement, composition or similar relief; or shall commence a voluntary case under the federal bankruptcy laws; or shall admit in writing its insolvency or its inability to pay its debts as they become due; or shall make an assignment for the benefit of creditors; or shall apply for, consent to, or acquiesce in the appointment of, or the taking of possession by, a trustee, receiver, custodian or similar official or agent of the Company or of substantially all of its property and shall not be discharged within sixty (60) days; or a petition seeking reorganization, readjustment, arrangement, composition or other similar relief as to the Company under the federal bankruptcy laws or any similar law for the relief of debtors shall be brought against the Company and shall be consented to by it or shall remain un-dismissed for sixty (60) days.

6.2 Consequence of Default. Upon the occurrence of any Event of Default, this Note shall immediately become due and payable upon written notice from the Holder, and, from the time of the Company’s receipt of such written notice until this Note shall be paid in full, the unpaid outstanding principal balance of this Note shall bear interest at the rate of fifteen percent (15%) per annum (calculated on the basis of a three hundred sixty-five (365) day year for the actual number of days elapsed), compounded annually. Moreover, after the occurrence of any Event of Default, the Holder may proceed to protect and enforce its rights, at law, in equity or otherwise, against the Company.

6.3 Payment of Costs and Expenses. In the event that this Note is placed in the hands of any attorney for collection, or any suit or proceeding is brought for the recovery or protection of the indebtedness hereunder, then and in any such events, the Company shall pay on demand all reasonable costs and expenses of such suit or proceedings incurred by Holder, including reasonable attorneys’ fees.

7. Miscellaneous.

7.1 Delay. No extension of time for payment of any amount owing hereunder shall affect the liability of the Company for payment of the indebtedness evidenced hereby. No delay by the Holder or any holder hereof in exercising any power or right hereunder shall operate as a waiver of any power or right hereunder.

7.2 Waiver and Amendment. No waiver or modification of the terms of this Note shall be valid without the written consent of the Holder.

7.3 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of law principles thereof.

7.4 Severability. In case any provision contained herein (or part thereof) shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal, or unenforceable.

7.5 Notice. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given when (a) delivered in person, or (b) five (5) days after posting in the U.S. mail as registered mail or certified mail, return receipt requested, or (c) one (1) business day when delivered by confirmed facsimile, addressed as follows:

If to the Company, to: GrowLife, Inc.

20301 Ventura Blvd, Suite 126

Woodland Hills, California 91364

Attention: Chief Executive Officer

Facsimile: (818) 992-0202

If to the Holder, to: W-Net Fund I, L.P.

12400 Ventura Boulevard, Suite 327

Studio City, CA 91604

Facsimile: (818) 474-7589

7.6 Entire Agreement. This Note contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto.

7.7 Excessive Interest Rate. This Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted.

7.8 Disclosure of Transactions and Other Material Information. From and after the filing with the Securities Exchange Commission (the “SEC”) of a Current Report on Form 8-K (the “8-K Filing”) describing the terms of this Note, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the filing of the 8-K Filing with the SEC without the express prior written consent of the Holder. If the Holder has, or believes it has, received any such material, nonpublic information regarding the Company or any of its subsidiaries, it shall provide the Company with written notice thereof. The Company shall, within five (5) Business Days after receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein, the Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its subsidiaries, or any of its or their respective officers, directors, employees or agents. The Holder shall not have any liability to the Company, its subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Revolving Promissory Note to be duly executed and delivered by its authorized officer as of the date first above written.

GROWLIFE, INC.

By: /s/ Sterling Scott

Sterling C. Scott, CEO

ACKNOWLEDGED:

W-NET FUND I, L.P.

By: W-Net Fund GP I, LLC

Its: General Partner

By: /s/ David Weiner

David Weiner, Manager